CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-48611, 333-68407, 333-95033, 333-102327, 333-124764, 333-130304, 333-136464 and 333-167690) and Form S-3 (No. 333-167239) of Nu Skin Enterprises, Inc. of our report dated February 26, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
February 26, 2013